The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Notes until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes and we are not soliciting offers to buy these Notes in any state where the offer or sale is not permitted.

Subject to Completion
Amendment No. 1 Dated January 10, 2020†
to the PRELIMINARY PRICING SUPPLEMENT

Dated January 9, 2020
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-225551
(To Prospectus dated October 31, 2018
and Product Supplement dated October 31, 2018)

UBS AG $• Trigger Callable Contingent Yield Notes with Daily Coupon Observation

Linked to the least performing of the shares of the iShares® MSCI Emerging Markets ETF, the shares of the iShares® Russell 2000 ETF and the shares of the Invesco QQQ TrustSM, Series 1 due on or about January 14, 2022

Investment Description

UBS AG Trigger Callable Contingent Yield Notes with Daily Coupon Observation (the “Notes”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the least performing of the shares of the iShares® MSCI Emerging Markets ETF, the shares of the iShares® Russell 2000 ETF and the shares of the Invesco QQQ TrustSM, Series 1 (each an “underlying asset” and together the “underlying assets”). We also refer to an exchange-traded fund as an "ETF" herein. If the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during an observation period, UBS will pay you a contingent coupon with respect to that observation period. If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, no contingent coupon will be paid. UBS may elect to call the Notes in whole, but not in part (an “issuer call”), on or before the last day of each observation period (the ”observation end date”) other than the last observation period, regardless of the closing level of any underlying asset during the observation period. If UBS elects to call the Notes prior to maturity, UBS will pay you on the coupon payment date corresponding to such observation end date (the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. If UBS does not elect to call the Notes and a trigger event does not occur, UBS will pay you a cash payment at maturity equal to the principal amount of your Notes, in addition to any contingent coupon with respect to the final observation period. If UBS does not elect to call the Notes and a trigger event occurs, UBS will pay you less than the full principal amount, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the decline in the closing level of the underlying asset with the lowest underlying return (the “least performing underlying asset”) from its initial level to its final level over the term of the Notes and you may lose all of your initial investment. A trigger event is deemed to have occurred if the closing level of any underlying asset is less than its downside threshold on the “trigger observation date”, which is the final valuation date. Investing in the Notes involves significant risks. You will lose some or all of your initial investment if UBS does not elect to call the Notes and a trigger event occurs. You may not receive some or all of the contingent coupons during the term of the Notes. You will be exposed to the market risk of each underlying asset on each day of the observation periods and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. Higher contingent coupon rates are generally associated with a greater risk of loss. The contingent repayment of principal only applies if you hold the Notes until the maturity date. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Features

❑	Contingent Coupon — If the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during an observation period, UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date. If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable, and UBS will not make any payment to you on the relevant coupon payment date.
❑	Issuer Callable — UBS may call the Notes in whole, but not in part, on the coupon payment date following each observation end date (other than the maturity date) regardless of the closing levels of any of the underlying assets during the observation period. If UBS elects to call the Notes, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the observation end date for the applicable observation period. If UBS does not elect to call the Notes, investors will have the potential for downside market risk at maturity.
❑	Contingent Repayment of Principal Amount at Maturity— If UBS does not elect to call the Notes and a trigger event has not occurred, UBS will pay you a cash payment per Note equal to the principal amount, in addition to any contingent coupon with respect to the final observation period. If, however, UBS does not elect to call the Notes and a trigger event has occurred, UBS will pay a cash payment per Note that is less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the least performing underlying asset over the term of the Notes and you may lose all of your initial investment. The contingent repayment of principal applies only if you hold the Notes until the maturity date.

Key Dates

Strike Date	January 8, 2020
Trade Date	January 9, 2020
Settlement Date	January 13, 2020
Observation End Dates	Quarterly (see page 4)
Final Valuation Date	January 10, 2022
Maturity Date	January 14, 2022

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay all of your initial investment in the Notes at maturity, and the Notes may have downside market risk similar to the least performing underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 5 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronics communications network.

Note Offering

These preliminary terms relate to the Notes. The initial level of each underlying asset is its closing level on the strike date and not its closing level on the trade date, and the remaining final terms of the Notes were also set as of the strike date. The Notes are offered at a minimum investment of 100 Notes at $10 per Note (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Assets	Tickers	Contingent Coupon Rate	Initial Levels	Downside Thresholds	Coupon Barriers	CUSIP	ISIN
Shares of the iShares® MSCI Emerging Markets ETF	EEM	6.45% per annum	$45.05	$24.78, which is 55% of the Initial Level	$29.28, which is 65% of the Initial Level	90281G154	US90281G1546
Shares of the iShares® Russell 2000 ETF	IWM		$165.31	$90.92, which is 55% of the Initial Level	$107.45, which is 65% of the Initial Level
Shares of the Invesco QQQ TrustSM, Series 1	QQQ		$217.15	$119.43, which is 55% of the Initial Level	$141.15, which is 65% of the Initial Level

The estimated initial value of the Notes as of the trade date is expected to be between $9.498 and $9.798. The range of the estimated initial value of the Notes was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 herein.

See “Additional Information about UBS and the Notes” on page ii. The Notes will have the terms set forth in the accompanying product supplement relating to the Notes, dated October 31, 2018, the accompanying prospectus and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Notes	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the least performing of the shares of the iShares® MSCI Emerging Markets ETF, the shares of the iShares® Russell 2000 ETF and the shares of the Invesco QQQ TrustSM, Series 1	$•	$10.00	$•	$0.10	$•	$9.90

† This amended preliminary pricing supplement supersedes in its entirety the related preliminary pricing supplement dated January 9, 2020

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission (the "SEC"), for the Notes to which this document relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and the Notes. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.
You may access these documents on the SEC website at www.sec.gov as follows:
♦ Market-Linked Securities product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm
♦ Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
References to "UBS", "we", "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries and references to the "Trigger Callable Contingent Yield Notes with Daily Coupon Observation" or the "Notes" refer to the Notes that are offered hereby. Also, references to the “accompanying product supplement” or “Market-Linked Securities product supplement” mean the UBS product supplement, dated October 31, 2018 and references to the “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated October 31, 2018.

This document, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Notes.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

This amended and restated preliminary pricing supplement amends, restates and supersedes the preliminary pricing supplement related hereto dated January 9, 2020 in its entirety

ii

Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.
♦	You understand and accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each day of the observation periods and on the final valuation date and that you may lose some or all of your initial investment if the closing level of any underlying asset is less than its downside threshold on the trigger observation date.
♦	You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the least performing underlying asset or the assets comprising such underlying asset (its “underlying constituents”).
♦	You are willing to receive no contingent coupons and believe the closing level of each underlying asset will be equal to or greater than its coupon barrier on each trading day during each specified observation period and that the closing level of each underlying asset will be equal to or greater than its downside threshold on the trigger observation date.
♦	You understand and accept that you will not participate in any appreciation in the level of any of the underlying assets and that your potential return is limited to any contingent coupons.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦	You are willing to invest in the Notes based on the contingent coupon rate, downside thresholds and coupon barriers specified on the cover hereof.
♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying assets.
♦	You are willing to invest in Notes that UBS may elect to call early and you are otherwise willing to hold such Notes to maturity and accept that there may be little or no secondary market for the Notes.
♦	You understand and are willing to accept the risks associated with the underlying assets.
♦	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Notes determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.
♦	You do not understand or are unwilling to accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each day of the observation periods and on the final valuation date and that you may lose some or all of your initial investment if the closing level of any underlying asset is less than its downside threshold on the trigger observation date.
♦	You are not willing to make an investment that may have the same downside market risk as an investment in the least performing underlying asset or its underlying constituents.
♦	You are unwilling to receive no contingent coupons during the term of the Notes and believe that the closing level of at least one of the underlying assets will decline during the term of the Notes and is likely to be less than its coupon barrier on at least one trading day during each specified observation period or that closing level of any underlying asset will be less than its downside threshold on the trigger observation date.
♦	You seek an investment that participates in the full appreciation in the levels of the underlying assets or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets or the underlying equity constituents.
♦	You are unwilling to invest in the Notes based on the contingent coupon rate, downside thresholds or coupon barriers specified on the cover hereof.
♦	You seek guaranteed current income from your investment or prefer to receive any dividends paid on the underlying assets.
♦	You are unable or unwilling to hold Notes that UBS may elect to call early, or you are otherwise unable or unwilling to hold such Notes to maturity or you seek an investment for which there will be an active secondary market.
♦	You do not understand or are not willing to accept the risks associated with the underlying assets.
♦	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should review "Information About the Underlying Assets" herein for more information on the underlying assets. You should also review carefully the "Key Risks" section herein for risks related to an investment in the Notes.

1

Preliminary Terms

Issuer	UBS AG London Branch
Principal Amount	$10 per Note
Term	Approximately 24 months, unless called earlier.
Underlying Assets	The shares of the iShares® MSCI Emerging Markets ETF, the shares of the iShares® Russell 2000 ETF and the shares of the Invesco QQQ TrustSM, Series 1
Contingent Coupon & Contingent Coupon Rate

If the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during an observation period, UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date.

If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon is a fixed amount based upon equal quarterly installments at a per annum rate (the “contingent coupon rate”). The table below sets forth the contingent coupon rate and contingent coupon for each Note that would be applicable to each coupon payment date for which the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the applicable observation period.

	Contingent Coupon Rate	6.45%
	Contingent Coupon	$0.1613
Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing level of any underlying asset is less than its coupon barrier on any trading day during such observation period.
Observation Period(1)	The first observation period will consist of each day from but excluding the trade date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding an observation end date to and including the next following observation end date. Each observation period is a “valuation period” for purposes of the market disruption event provisions in the accompanying product supplement.
Observation End Dates(1)	See “Observation Periods, Observation End Dates and Coupon Payment Dates” on page 4.
Trigger Event

A trigger event is deemed to have occurred if the closing level of any underlying asset is less than its downside threshold on the trigger observation date.

In this case, you will be exposed to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

Trigger Observation Date(s)(1)	The final valuation date

Issuer Call Feature

UBS may elect to call the Notes in whole, but not in part, on or before any observation end date (other than the final valuation date), regardless of the closing level of any underlying asset during the observation period.

If UBS elects to call the Notes, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, (the “call settlement amount”) and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date.

Payment at Maturity (per Note)

If UBS does not elect to call the Notes and a trigger event does not occur, UBS will pay you a cash payment on the maturity date equal to the principal amount of $10 plus any contingent coupon otherwise due on the maturity date.

If UBS does not call the Notes and a trigger event occurs, UBS will pay you a cash payment on the maturity date that is less than the principal amount, if anything, equal to:

$10 x (1 + Underlying Return of the Least Performing Underlying Asset)

In this case, you will be exposed to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

Underlying Return	With respect to each underlying asset, the quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Least Performing Underlying Asset	The underlying asset with the lowest underlying return as compared to any other underlying asset.
Downside Threshold(2)	A specified level of each underlying asset that is less than its respective initial level, equal to a percentage of the initial level, as indicated on the cover hereof.
Coupon Barrier(2)	A specified level of each underlying asset that is less than its respective initial level, equal to a percentage of the initial level, as indicated on the cover hereof.
Initial Level(2)	The closing level of each underlying asset on the strike date and not its closing level on the trade date, as indicated on the cover hereof.
Final Level(2)	The closing level of each underlying asset on the final valuation date.
Coupon Payment Dates(1)	Three business days following the applicable observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation period will be the maturity date.

(1) Subject to postponement in the event of a market disruption event as described in the first paragraph of “General Terms of the Securities – Market Disruption Events — For Securities that reference a valuation period” in the accompanying product supplement.

(2) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

2

Investment Timeline

Strike Date	The initial level of each underlying asset is observed and the terms of the Notes are set.
¯
Quarterly (callable by UBS at its election)

If the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during an observation period, UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date.

If the closing level of any underlying asset is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable, and UBS will not make any payment to you on the relevant coupon payment date.

UBS may elect to call the Notes in whole, but not in part, on or before any observation end date (other than the final valuation date), regardless of the closing level of any underlying asset during such observation period.

If UBS elects to call the Notes, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee by the applicable observation end date. If UBS does not elect to call the Notes, investors will have the potential for downside market risk at maturity.

¯
Maturity Date

The final level of each underlying asset is observed on the final valuation date and the underlying return of each underlying asset is calculated.

If UBS does not elect to call the Notes and a trigger event does not occur, UBS will pay you a cash payment per Note on the maturity date equal to the principal amount of $10 plus any contingent coupon otherwise due on the maturity date.

If UBS does not elect to call the Notes and a trigger event occurs, UBS will pay you a cash payment per Note on the maturity date that is less than the principal amount, if anything, equal to:

$10 x (1 + Underlying Return of the
Least Performing Underlying Asset)

In this case, you will be exposed to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

Investing in the Notes involves significant risks. You may lose some or all of your initial investment. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

You will lose some or all of your initial investment if UBS does not elect to call the Notes and a trigger event occurs. You may not receive some or all of the contingent coupons during the term of the Notes. You will be exposed to the market risk of each underlying asset on each day of the observation periods and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. If UBS does not elect to call the Notes and a trigger event occurs, you will lose some or all of your initial investment at maturity.

3

Observation Periods(1), Observation End Dates(1) and Coupon Payment Dates(1)(2)
Observation Periods Ending on the Following Observation End Dates	Coupon Payment Dates/Call Settlement Dates (if called)	Observation Periods Ending on the Following Observation End Dates	Coupon Payment Dates/Call Settlement Dates (if called)
April 8, 2020	April 14, 2020	April 8, 2021	April 13, 2021
July 8, 2020	July 13, 2020	July 8, 2021	July 13, 2021
October 8, 2020	October 14, 2020	October 8, 2021	October 14, 2021
January 8, 2021	January 13, 2021	Final Valuation Date	Maturity Date

(1)	Subject to postponement in the event of a market disruption event as described in the first paragraph of “General Terms of the Securities – Market Disruption Events — For Securities that reference a valuation period” in the accompanying product supplement.
(2)	Three business days following the applicable observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation period will be the maturity date.

4

Key Risks

An investment in the offering of the Notes involves significant risks. Investing in the Notes is not equivalent to investing in the underlying assets. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Notes at maturity. If UBS does not elect to call the Notes, UBS will repay you the principal amount of your Notes in cash only if a trigger event does not occur and will only make such payment at maturity. If UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and in extreme situations, you could lose all of your initial investment.
♦	The stated payout from the issuer applies only if you hold your Notes to maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset at such time is equal to or greater than its downside threshold.
♦	You may not receive any contingent coupons with respect to your Notes — UBS will not necessarily make periodic coupon payments on the Notes. If the closing level of any underlying asset is less than its respective coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing level of each other underlying asset is equal to or greater than its respective coupon barrier on each trading day during that observation period, and even if the closing level of that underlying asset was higher than its coupon barrier on every other trading day during the observation period. If the closing level of any underlying asset is less than its coupon barrier on any trading day during each observation period, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.
♦	Your potential return on the Notes is limited to any contingent coupons, you will not participate in any appreciation of any underlying asset and you will not have the same rights as holders of any underlying asset — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying assets. In addition, your return on the Notes will vary based on the number of observation periods, if any, in which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may elect to call the Notes as early as the first potential call settlement date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Further, if UBS elects to call the Notes, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the Notes could be less than if the Notes remained outstanding until maturity. If UBS does not elect to call the Notes, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation in the level of any underlying asset. As a result, the return on an investment in the Notes could be less than the return on a direct investment in any or all of the underlying assets. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of any underlying asset.
♦	A higher contingent coupon rate or lower downside thresholds or coupon barriers may reflect greater expected volatility of each of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity —The economic terms for the Notes, including the contingent coupon rate, coupon barriers and downside thresholds, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each of the underlying assets as of the trade date, the greater the expectation is as of that date that the closing level of each underlying asset could be less than its respective coupon barrier on any trading day during an observation period and that the final level of each underlying asset could be less than its respective downside threshold on the trigger observation date and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower downside thresholds and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower downside thresholds and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose some or all of your initial investment.
♦	UBS may elect to call the Notes and the Notes are subject to reinvestment risk — UBS may elect to call the Notes at its discretion prior to the maturity date. If UBS elects to call your Notes early, you will no longer have the opportunity to receive any contingent coupons after the applicable call settlement date. The first potential call settlement date occurs after approximately three months and therefore you may not have the opportunity to receive any contingent coupons after approximately three months. In the event UBS elects to call the Notes, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. Further, UBS’ right to call the Notes may also adversely impact your ability to sell your Notes in the secondary market.
It is more likely that UBS will elect to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are greater than the interest that would be payable on other instruments issued by UBS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of UBS calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar contingent coupon rate. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes. UBS is less likely to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are less than the interest that would be payable on other comparable instruments issued by UBS, which includes when the level of any of the underlying assets is less than its coupon barrier. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon is relatively higher.

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♦	An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features – Because of the issuer call and contingent coupon features of the Notes, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the contingent coupon rate on the Notes may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the Notes, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.
♦	You are exposed to the market risk of each underlying asset — Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any one of the underlying assets over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying asset. For instance, you may receive a negative return equal to the underlying return of the least performing underlying asset if the closing level of one underlying asset is less than its downside threshold on the trigger observation date, even if the underlying returns of another underlying asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.
♦	Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing some or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets — The risk that you will not receive any contingent coupons and lose some or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset or to fewer underlying assets. With more underlying assets, it is more likely that the closing level or final level of an underlying asset will be less than its coupon barrier on any trading day during the observation period or decline to a closing level that is less than its downside threshold on a trigger observation date than if the Notes were linked to a single underlying asset or fewer underlying assets. In addition, a lower correlation between a pair of underlying assets results in a higher likelihood that one of the underlying assets will decline in value to a closing level less than its coupon barrier or downside threshold on any day during an observation period or on a trigger observation date, respectively. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, downside thresholds and coupon barriers are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher contingent coupon rate and lower downside threshold and coupon barrier is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or a trigger event will occur is even greater despite lower downside thresholds and coupon barriers. With three underlying assets, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons, that a trigger event will occur and that you will lose some or all of your initial investment at maturity.
♦	Any payment on the Notes is subject to the creditworthiness of UBS — The Notes are unsubordinated unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.
♦	Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying assets and indirectly linked to the performance of the underlying constituents. The levels of the underlying assets can rise or fall sharply due to factors specific to each underlying asset, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general stock and commodity market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should conduct your own investigation into the issuers of the underlying assets (the “underlying asset issuers”) and the underlying assets for your Notes. For additional information regarding the underlying assets, please see “Information about the Underlying Assets” herein and the underlying asset issuers' SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset issuers with the SEC.
♦	Fair value considerations.
♦	The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and the estimated initial value of the Notes will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the levels of the underlying assets and underlying constituents, the volatility of the underlying assets and underlying constituents, any expected dividends on the underlying assets and the underlying equity constituents, the correlation among the underlying assets, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.
♦	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

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♦	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We have determined the economic terms of the Notes on the strike date, and we may also hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.
♦	Limited or no secondary market and secondary market price considerations.
♦	There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.
♦	The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
♦	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the levels of each underlying asset and the underlying constituents; the volatility of each underlying asset and the underlying constituents; any dividends paid on the underlying assets and the underlying constituents; the correlation among the underlying assets; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
♦	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.
♦	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on each trading day during each observation period, or, if UBS does not elect to call the Notes, that a trigger event will not occur. The levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect each underlying asset. You should be willing to accept the risks of owning equities in general and each underlying asset and its underlying constituents in particular, and the risk of losing some or all of your initial investment.
♦	The Notes are subject to small-capitalization risk — The Notes are linked to the iShares® Russell 2000 ETF and are subject to risks associated with small-capitalization companies. The iShares® Russell 2000 ETF invests in companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than mid- and large-capitalization companies and therefore the respective fund’s share price may be more volatile than that of funds that invest a larger percentage of their assets in stocks issued by mid- and large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of mid- and large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the relevant fund to buy and sell them. In addition, small-capitalization companies are typically less stable financially than mid- and large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than mid- and large-capitalization companies and are more susceptible to adverse developments related to their products.
♦	The Notes are subject to currency exchange rate risk — The iShares® MSCI Emerging Markets ETF invests in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the Notes will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the iShares® MSCI Emerging Markets ETF may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S.

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governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each underlying constituent. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituents (and therefore the iShares® MSCI Emerging Markets ETF) will be adversely affected and the value of, and any amount payable on, the Notes may decrease.
♦	The Notes are subject to emerging markets risk — The iShares® MSCI Emerging Markets ETF invests in emerging market equity securities, and thus the Notes are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies' value. These factors could include changes in the emerging market government's economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are susceptible, before making a decision to invest in the Notes.
♦	The value of an ETF may not completely track the value of its underlying constituents — Although the trading characteristics and valuations of an ETF will usually mirror the characteristics and valuations of its underlying constituents, the level of an ETF may not completely track the value of its underlying constituents. The level of each underlying asset will reflect transaction costs and fees that the underlying constituents in which an ETF invests do not have. In addition, although an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for an ETF or that there will be liquidity in the trading market.
♦	Fluctuation of NAV — The net asset value (the ``NAV'') of an ETF may fluctuate with changes in the market value of its underlying constituents. The market prices of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of an ETF may differ from its NAV per share; an ETF may trade at, above or below its NAV per share.
♦	Failure of an ETF to track the level of its target index — While each underlying asset is designed and intended to track the level of a specific index as specified under “Information About the Underlying Assets” (its “target index”), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of an ETF will not be equal to the performance of its target index during the term of the Notes.
♦	The underlying assets utilize a passive indexing investment approach — The underlying assets are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying asset, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific underlying constituent is removed from its target index, the applicable underlying asset generally would not sell a security because such the issuer of such underlying constituent (its “underlying constituent issuer”) was in financial trouble. In addition, the underlying assets are subject to the risk that the investment strategy of its investment adviser may not produce the intended results.
♦	The calculation agent can make antidilution and reorganization adjustments that affect the amount payable on the Notes — For antidilution and reorganization events affecting an underlying asset, the calculation agent may make adjustments to its initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain reorganization events relating to an underlying asset issuer where such issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount of cash you receive on a call settlement date or at maturity may be based on the equity security of a successor to the such underlying asset issuer in combination with any cash or any other assets distributed to holders of such underlying asset in such reorganization event. If an underlying asset issuer becomes subject to (i) a reorganization event whereby such underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) such underlying asset is delisted or otherwise suspended from trading, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount of cash you receive on a call settlement date or at maturity may be based on a substitute security. Following a delisting or suspension from trading or discontinuance of an ETF, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount of cash you receive on a call settlement date or at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the accompanying product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Notes and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
♦	There is no affiliation between the underlying asset issuers or any underlying constituent issuer and UBS, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with the underlying asset issuers or any underlying constituent issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuers or an underlying constituent issuer. However, we are not affiliated with any such issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should conduct your own investigation into the underlying assets and the underlying asset issuers. Neither the underlying asset issuers nor any underlying constituent issuer are involved in the Notes offered hereby in any way and have any obligation of any sort with respect to your Notes. Neither the underlying asset issuers nor any underlying constituent issuer have

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any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, or any amounts payable on, your Notes.
♦	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying assets, any underlying constituent or target index, may adversely affect the levels of the underlying assets and, therefore, the market value of, and any amounts payable on, the Notes. Further, UBS is less likely to call the Notes when the closing level of any underlying asset is trading less than its coupon barrier, and, therefore, any hedging activities that adversely affect the level of such underlying asset may also diminish the probability of UBS calling the Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with an underlying asset issuer or any underlying constituent issuer, which may present a conflict between the interests of UBS and you, as a holder of the Notes. Moreover, UBS may elect to call the Notes pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the Notes, such as, but not limited to, those described above under “— UBS may elect to call the Notes and the Notes are subject to reinvestment risk” and “— An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the closing level or final level of any underlying asset (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on any trading day during an observation period, any trigger observation date or final valuation date, respectively. As UBS determines the economic terms of the Notes, including the contingent coupon rate, downside thresholds and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the market value of, and any amounts payable on, the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets to which the Notes are linked.
♦	The Notes are not bank deposits — An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Notes, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Notes. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Notes) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Notes will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Notes. Consequently, holders of Notes may lose all of some of their investment in the Notes. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Note to any of our affiliates acting as agents or

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dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Notes?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Hypothetical Examples of How the Notes Might Perform

The below examples are based on hypothetical terms. The actual terms were set on the strike date and are indicated on the cover hereof.

The examples below illustrate the payment upon a call or at maturity for a $10 Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	Approximately 24 months
Contingent Coupon Rate:	6.00% per annum (or 1.50% per quarter)
Contingent Coupon:	$0.15 per quarter
Observation End Dates:	Quarterly
Trigger Observation Date:	Final Valuation Date
Initial Level:
Underlying Asset A:	$50.00
Underlying Asset B:	$200.00
Underlying Asset C:	$250.00
Coupon Barrier:
Underlying Asset A:	$32.50 (which is equal to 65.00% of the Initial Level)
Underlying Asset B:	$130.00 (which is equal to 65.00% of the Initial Level)
Underlying Asset C:	$162.50 (which is equal to 65.00% of the Initial Level)
Downside Threshold:
Underlying Asset A:	$27.50 (which is equal to 55.00% of the Initial Level)
Underlying Asset B:	$110.00 (which is equal to 55.00% of the Initial Level)
Underlying Asset C:	$137.50 (which is equal to 55.00% of the Initial Level)

Example 1 — On the first Observation End Date, UBS elects to call the Notes.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period

Underlying Asset A: $45.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $210.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $180.00 (equal to or greater than Coupon Barrier)

$10.15 (Call Settlement Amount)
	Total Payment:	$10.15 (1.50% total return)

Because UBS elects to call the Notes after the first observation end date and the closing level of each underlying asset is equal to or greater than its coupon barrier on each trading day during the observation period, UBS will pay on the call settlement date a total of $10.15 per Note (reflecting your principal amount plus the applicable contingent coupon), a 1.50% total return on the Notes. You will not receive any further payments on the Notes.

Example 2 — On the third Observation End Date, UBS elects to call the Notes.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period	Underlying Asset A: $30.00 (less than Coupon Barrier) Underlying Asset B: $160.00 (equal to or greater than Coupon Barrier) Underlying Asset C: $190.00 (equal to or greater than Coupon Barrier)	$0.00
Second Observation Period

Underlying Asset A: $45.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $190.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $265.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third Observation Period	Underlying Asset A: $26.00 (less than Coupon Barrier)	$10.00 (Call Settlement Amount)

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Underlying Asset C: $240.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $195.00 ((equal to or greater than Coupon Barrier)
Total Payment:	$10.15 (1.50% total return)

Because UBS elects to call the Notes after the third observation end date, UBS will pay on the call settlement date a total of $10.00 per Note (reflecting your principal amount). Because the closing level of at least one underlying asset was less than its coupon barrier on at least one day during the third observation period, no contingent coupon will be paid for the third observation period. When added to the contingent coupon of $0.15 received in respect of the prior observation periods, you will have received a total of $10.15, a 1.50% total return on the Notes. You will not receive any further payments on the Notes.

Example 3 — UBS does NOT elect to call the Notes and a Trigger Event does not occur.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period

Underlying Asset A: $48.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $185.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $265.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Period

Underlying Asset A: $55.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $198.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $245.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Seventh Observation Periods	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all equal to or greater than Coupon Barrier) Coupon Barrier) Underlying Asset C: Various (all less than Coupon Barrier)	$0.00
Final Observation Period*

Underlying Asset A: $48.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset B: $162.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset C: $183.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10.15 (Payment at Maturity)
	Total Payment:	$10.45 (4.50% total return)

*Also assumes a final level equal to the lowest closing level during the final observation period.

Because UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, a trigger event has not occurred. Because the closing level of each underlying asset was equal to or greater than its coupon barrier on each trading day during the final observation period, a contingent coupon will be paid for the final observation period. At maturity, UBS will pay a total of $10.15 per Note (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $0.30 received in respect of the prior observation periods, UBS will have paid a total of $10.45, a 4.50% total return on the Notes.

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Example 4 — UBS does NOT elect to call the Notes and a Trigger Event does not occur.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period

Underlying Asset A: $55.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $210.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $240.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Period

Underlying Asset A: $50.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $200.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $230.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Seventh Observation Periods	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier) Underlying Asset C: Various (all less than Coupon Barrier)	$0.00
Final Observation Period

Underlying Asset A:

Lowest Closing Level During Observation Period: $27.50 (less than Coupon Barrier)

Final Level: $45.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset B:

Lowest Closing Level During Observation Period: $180.00 (equal to or greater than Coupon Barrier)

Final Level: $190.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset C:

Lowest Closing Level During Observation Period: $240.00 (equal to or greater than Coupon Barrier)

Final Level: $280.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10.00 (Payment at Maturity)
	Total Payment:	$10.30 (3.00% total return)

Because UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, a trigger event has not occurred. Because the closing level of underlying asset A was less than its coupon barrier on at least one day during the final observation period, no contingent coupon will be paid for the final observation period. At maturity, UBS will pay a total of $10.00 per Note (reflecting your principal amount). When added to the contingent coupons of $0.30 received in respect of the prior observation periods, UBS will have paid a total of $10.30 a 3.00% total return on the Notes.

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Example 5 — UBS does NOT elect to call the Notes and a Trigger Event Occurs.

Date	Lowest Closing Level During Applicable Observation Period	Payment (per Note)
First Observation Period

Underlying Asset A: $55.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $210.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $240.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Second Observation Period

Underlying Asset A: $50.00 (equal to or greater than Coupon Barrier)

Underlying Asset B: $200.00 (equal to or greater than Coupon Barrier)

Underlying Asset C: $230.00 (equal to or greater than Coupon Barrier)

		$0.15 (Contingent Coupon)
Third through Seventh Observation Periods	Underlying Asset A: Various (all equal to or greater than Coupon Barrier) Underlying Asset B: Various (all less than Coupon Barrier) Underlying Asset C: Various (all equal to or greater than Coupon Barrier)	$0.00
Final Observation Period*

Underlying Asset A: $38.00 (equal to or greater than Coupon Barrier and Downside Threshold)

Underlying Asset B: $80.00 (less than Coupon Barrier and Downside Threshold)

Underlying Asset C: $180.00 (equal to or greater than Coupon Barrier and Downside Threshold)

		$10.00 × [1 + Underlying Return of the Least Performing Underlying Asset] = $10.00 × [1 + (-60%)] = $10.00 × 40%= $4.00 (Payment at Maturity)
	Total Payment:	$4.30 (57.00% loss)

* Also assumes a final level equal to the lowest closing level during the final observation period.

Because UBS does not elect to call the Notes and the final level of underlying asset B is less than its downside threshold, a trigger event occurs. Therefore, at maturity, you will be exposed to the negative return of the least performing underlying asset and UBS will pay you $4.00 per Note. When added to the contingent coupons of $0.30 received in respect of the prior observation periods, UBS will have paid you $4.30 per Note for a loss on the Notes of 57.00%.

We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose some or all of your investment. Specifically, if UBS does not elect to call the Notes and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

You will be exposed to the market risk of each underlying asset on each day of the observation periods and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes at its discretion regardless of the performance of the underlying assets. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

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Information About the Underlying Assets

All disclosures contained in this document regarding each underlying asset for the Notes are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. You should make your own investigation into each underlying asset.

Included on the following pages is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below is a graph that illustrates the past performance for each underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying assets as an indication of future performance.

Each underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each underlying asset issuer can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

iShares® MSCI Emerging Markets ETF

We have derived all information contained herein regarding the iShares® MSCI Emerging Markets ETF (the “EEM Fund”) from publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (“BFA”), the investment adviser of the EEM Fund. UBS has not undertaken an independent review or due diligence of any publicly available information with respect to the EEM Fund.

The EEM Fund is one of the separate investment portfolios that constitute the iShares, Inc. The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI® Emerging Markets IndexSM (the “target index”). The EEM Fund will generally invest at least 90% of its assets in the securities of the target index and in American Depositary Receipts or Global Depositary Receipts based on securities of the target index. The EEM Fund may invest the remainder of its assets in other securities, including securities not in the target index, but which BFA believes will help the EEM Fund track the target index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to its target index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

BFA uses a representative sampling strategy to manage the EEM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that collectively has an investment profile similar to the target index. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The EEM Fund may or may not hold all of the securities that are included in the target index.

The EEM Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the EEM Fund will concentrate its investments to approximately the same extent that the target index concentrates in the stocks of such particular industry or group of industries. The target index was developed by MSCI Inc. (“MSCI”) and is calculated, maintained and published by MSCI Inc. MSCI is under no obligation to continue to publish, and may discontinue or suspend the publication of the target index at any time. The target index has been developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

Under new continuous listing standards adopted by NYSE Arca (the “Exchange”), the EEM Fund’s primary exchange, which went into effect on October 1, 2017, the EEM Fund is required to confirm on an ongoing basis that the components of the target index satisfy the Exchange’s listing requirements. In the event that the target index does not comply with the Exchange’s listing requirements, the EEM Fund will be required to rectify such non-compliance by requesting that the target index’s developer and sponsor, MSCI, modify the target index, adopting a new index or obtaining relief from the SEC. Failure to rectify this non-compliance may result in the EEM Fund being delisted by the Exchange.

As of September 30, 2019, ordinary operating expenses of the EEM Fund are expected to accrue at an annual rate of 0.67% of the EEM Fund’s average daily net asset value. Expenses of the EEM Fund reduce the net value of the assets held by the EEM Fund and, therefore, reduce the value of the shares of the EEM Fund.

As of September 30, 2019, the EEM Fund’s held stocks in the following industry sectors: Financials (24.59%), Information Technology (15.02%), Consumer Discretionary (13.01%), Communication (11.52%), Energy (7.64%), Materials (7.31%), Consumer Staples (6.92%), Industrials (5.39%), Real Estate (2.83%), Utilities (2.81%), Health Care (2.59%), and Other (0.35%).

The target index tracks the following 26 emerging markets: Argentina, Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates.

As of the close on May 31, 2018, MSCI began a multi-step process to include, in the target index, large cap China A shares that are not in trading suspension. As part of the first step of the inclusion process, which resulted from the May 2018 semi-annual index review, MSCI added such large cap China A shares to the target index at 2.5% of their foreign inclusion factor-adjusted market capitalization. In connection with the August 2018 quarterly index review, MSCI implemented the second step of the inclusion process by increasing the foreign inclusion factor-adjusted market capitalization of those existing China A share constituents from 2.5% to 5%. With the implementation of this second step, and the inclusion of additional China A shares in connection with the August 2018 quarterly index review, China A shares were initially expected to represent approximately 0.75% of the target index.

As of the close on May 28, 2019, MSCI began a three-step process to further increase the weight of China A shares in the target index. In connection with the May 2019 semi-annual index review, MSCI implemented the first step by increasing the foreign inclusion factor-adjusted market capitalization of all large cap China A shares in the target index from 5% to 10% and adding 26 China A shares (18 of which are ChiNext stocks) at 10% of their foreign inclusion factor-adjusted market capitalization. With the implementation of this first step, China A shares initially had an aggregate weight of 1.76% in the target index. As of the close on August 27, 2019, in connection with the August 2019 quarterly index review, MSCI implemented the second step of the inclusion process by increasing the foreign inclusion factor-adjusted market capitalization of all large cap China A shares from 10% to 15%. With the implementation of this second step, China A shares will have a weight of 2.46% in the target index. Finally, in connection

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with the November 2019 semi-annual index review, MSCI increased of China A shares in the target index and increased the foreign inclusion factor-adjusted market capitalization of all large cap China A shares from 15% to 20% and add mid cap China A shares, including eligible ChiNext shares, to the target index at 20% of their foreign inclusion factor-adjusted market capitalization. As of the close of markets on November 26, 2019, the target index included 472 China A shares, comprised of 244 large cap and 228 mid cap securities, which represented a collective weight of 4% in the target index. As of that same time, the MSCI China Index, which includes China A shares and offshore listed shares, was expected to include 710 securities, was expected to represent a weight of 34% in the target index.

As of the close on May 28, 2019, MSCI began a two-step process to include the MSCI Saudi Arabia Index in the target index. In connection with the May 2019 semi-annual index review, MSCI implemented the first step by adding 30 Saudi Arabian securities at 50% of their foreign inclusion factor-adjusted market capitalization, initially representing an aggregate weight of 1.42% in the target index. As of the close on August 27, 2019, in connection with the August 2019 quarterly index review, MSCI implemented the second step by increasing the weight of Saudi Arabian securities from 1.45% to 2.83% in the target index. In addition, MSCI has reclassified the MSCI Argentina Index from a “frontier market” to an “emerging market”, and added eight Argentinian securities initially representing an aggregate weight of 0.26% in the target index. MSCI expects to continue to restrict the inclusion in the MSCI Argentina Index to only foreign listings of Argentinian companies, such as American depositary receipts.

Information filed by iShares, Inc. with the SEC can be found by reference to its SEC file numbers: 033-97598 and 811-09102 or its CIK Code: 0000930667. Shares of the EEM Fund are listed on the NYSE Arca under ticker symbol “EEM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EEM Fund.

Historical Information

The graph below illustrates the performance of the underlying asset from January 1, 2010 through January 8, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of the underlying asset on January 8, 2020 was $45.05. The dotted blue line represents its coupon barrier of $29.28, which is equal to 65.00% of its initial level. The dotted green line represents its downside threshold of $24.78, which is equal to 55.00% of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

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iShares® Russell 2000 ETF

We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors (“BFA” or its “Investment Adviser”). UBS has not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund.

The IWM Fund is one of the investment portfolios that constitute the iShares Trust. The IWM Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses of the Russell 2000 Index (the “Russell 2000”). The Russell 2000 measures the performance of the small-capitalization sector of the U.S. equity market and is provided by Russell Investment Group, an organization that is independent of the IWM Fund and BFA. The Russell Investment Group is under no obligation to continue to publish, and may discontinue or suspend the publication of the Russell 2000 at any time.

The Russell 2000 is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000 Index. The IWM Fund invests in a representative sample of securities included in the Russell 2000 that collectively has an investment profile similar to the Russell 2000. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield), and liquidity measures similar to those of the Russell 2000. Due to the use of representative sampling, the IWM Fund may or may not hold all of the securities that are included in the Russell 2000.

As of September 30, 2019, ordinary operating expenses of the IWM Fund are expected to accrue at an annual rate of 0.19% of the IWM Fund’s average daily net asset value. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.

As of September 30, 2019, the IWM Fund held stocks of U.S. companies in the following industry sectors: Financials (18.12%), Health Care (16.14%), Industrials (16.14%), Information Technology (13.35%), Consumer Discretionary (11.09%), Real Estate 8.18%), Utilities (4.12%), Materials (3.83%), Energy (3.30%), Consumer Staples (3.01%), Communication (2.44%) and Other (0.28%).

In making your investment decision you should review the prospectus related to the IWM Fund filed by BlackRock Fund Advisors.

We have not undertaken an independent review or due diligence of any publicly available information regarding the IWM Fund, and such information is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference.

Shares of the IWM Fund are listed on the NYSE Arca under ticker symbol “IWM.”

Information filed by iShares Trust with the SEC can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code 0001100663.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the IWM Fund.

Historical Information

The graph below illustrates the performance of the underlying asset from January 1, 2010 through January 8, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of the underlying asset on January 8, 2020 was $165.31. The dotted blue line represents its coupon barrier of $107.45, which is equal to 65.00% of its initial level. The dotted green line represents its downside threshold of $90.92, which is equal to 55.00% of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

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Invesco QQQ TrustSM, Series 1

We have derived all information contained herein regarding the PowerShares QQQ TrustSM, Series 1 (the “QQQ Trust”) from publicly available information. Such information reflects the policies of, and is subject to changes by, Invesco Capital Management LLC, the sponsor of the QQQ Trust and The Bank of New York Mellon, the trustee of the QQQ Trust. UBS has not undertaken an independent review or due diligence of any publicly available information with respect to the QQQ Trust.

The QQQ Trust is a unit investment trust that issues securities called “Trust Units” as “Units” of the QQQ Trust, each of which represents a fractional undivided ownership interest in the QQQ Trust. The QQQ Trust holds all the component securities of the NASDAQ-100 Index® (its “Target Index”), and is rebalanced quarterly and reconstituted annually. The target index includes 100 of the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market based on market capitalization. Its Target Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.

As of September 30, 2019, ordinary operating expenses of the QQQ Trust are expected to accrue at an annual rate of 0.20% of the QQQ Trust’s daily net asset value. Expenses of the QQQ Trust reduce the net asset value of the assets held by the QQQ Trust and, therefore, reduce the value of the shares of the QQQ Trust.

As of September 30, 2019, the QQQ Trust’s five largest company holdings include: Microsoft Corporation (11.49%), Apple Inc. (10.95%), Amazon.com Inc. (9.29%), Facebook, Inc. Class A common stock (4.62%) and Alphabet Inc. Class C common stock (4.67%).

In making your investment decision you should review the prospectus related to the QQQ Trust.

We have not undertaken an independent review or due diligence of any publicly available information regarding the QQQ Trust, and such information is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference.

Shares of the QQQ Trust are listed on NASDAQ under ticker symbol “QQQ.”

Information filed by the QQQ Trust with the SEC can be found by reference to its SEC file numbers: 333-61001 and 811-08947.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the QQQ Trust.

Historical Information

The graph below illustrates the performance of the underlying asset from January 1, 2010 through January 8, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of the underlying asset on January 8, 2020 was $217.15. The dotted blue line represents its coupon barrier of $141.15, which is equal to 65.00% of its initial level. The dotted green line represents its downside threshold of $119.43, which is equal to 55.00% of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

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Correlation of the Underlying Assets

The graph below illustrates the daily performance of the shares of the iShares® MSCI Emerging Markets ETF, the shares of the iShares® Russell 2000 ETF and the shares of the Invesco QQQ TrustSM, Series 1 from January 1, 2010 through January 8, 2020. For comparison purposes, each underlying asset has been normalized to have a closing level of 100.00 on January 1, 2010 by dividing the closing level of that underlying asset on each trading day by the closing level of that underlying asset on January 1, 2010 and multiplying by 100.00. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying assets over a given period, the more positively correlated those underlying assets are. The lower (or more negative) the correlation among the underlying assets, the less likely it is that those underlying assets will move in the same direction and therefore, the greater the potential for the closing level or final level of one of those underlying assets to be less than its coupon barrier or downside threshold on any trading day during an observation period or on the trigger observation date, respectively. This is because the less positively correlated the underlying assets are, the greater the likelihood that at least one of the underlying assets will decrease in value. However, even if the underlying assets have a higher positive correlation, the closing level or final level of one or more of the underlying assets might be less than its coupon barrier or downside threshold on any trading day during an observation period or on the trigger observation date, respectively, as the underlying assets may decrease in value together. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the correlations referenced in setting the terms of the Notes are calculated using UBS’ internal models at the time when the terms of the Notes are set and are not derived from the daily returns of the underlying assets over the period set forth below. A higher contingent coupon rate is generally associated with lower correlation of the underlying assets, which reflects a greater potential for missed contingent coupons and for a loss on your investment at maturity. See “Key Risks — A higher contingent coupon rate or lower downside thresholds or coupon barriers may reflect greater expected volatility of each of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity”, “— You are exposed to the market risk of each underlying asset” and “— Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing some or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets” herein.

Past performance of the underlying assets is not indicative of the future performance of the underlying assets.

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What Are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section — Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the underlying assets. If your Notes are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting obligations, if any, we intend to treat the contingent coupons as ordinary income.

In addition, excluding amounts or proceeds attributable to any contingent coupon, you should generally recognize capital gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Section 1260. Because each underlying asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences – Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Section 1297. We will not attempt to ascertain whether any underlying asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of a Note. U.S. Holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

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Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the Notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Notes are not “delta-one” with respect to any underlying asset, our counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Notes. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of an underlying asset or the Notes. A non-U.S. holder that enters, or has entered, into other transactions in respect of an underlying asset or the Notes should consult its tax advisor regarding the application of Section 871(m) of the Code to its Notes in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliates’ customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 4 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” herein.

Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Note Offering	i
Additional Information about UBS and the Notes	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Observation Periods, Observation End Dates and Coupon Payment Dates	4
Key Risks	5
Hypothetical Examples of How the Notes Might Perform	11
Information About the Underlying Assets	15
Correlation of the Underlying Assets	19
What Are the Tax Consequences of the Notes?	20
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	22
Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest)	PS-76

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securites	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•
UBS AG
Trigger Callable Contingent Yield Notes
with Daily Coupon Observation
due on or about January 14, 2022

Amendment No. 1 Dated January 10, 2020
to the Preliminary Pricing Supplement dated January 9, 2020

(To Product Supplement dated October 31, 2018,

and Prospectus dated October 31, 2018)

UBS Investment Bank

UBS Financial Services Inc.